UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

MADISON TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51302	85-2151785
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

450 Park Avenue, 30th Floor

New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 339-5888

(Registrant’s telephone number, including area code)

240 Vaughan Drive, Suite 200

Alpharetta, GA 30009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MDEX	OTC QB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

Madison Technologies, Inc. (hereinafter referred to as “us,” “we,” or the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “First Amendment”) to its Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 23, 2021 (the “Original Report”) to amend and restate the filing in its entirety and to (i) add Item 9.01 to the Original Report to state that the acquisition of Sovryn Holdings, Inc. does not constitute the acquisition of a business in accordance with the guidance set forth in Section 11-01(d) of Regulation S-X and therefore financial statements and pro forma financial information are not required under Regulation S-X and (ii) add the bio for Warren Zenna and Henry Turner which were inadvertently omitted from the Original Filing.. Except as described above, no other information in the Original Filing has been updated and this First Amendment continues to speak as of the date of the Original Filing. Other events occurring after the filing of the Original Filing or other disclosure necessary to reflect subsequent events will be addressed in other reports filed with or furnished to the SEC subsequent to the date of the filing of the Original Filing.

Item 1.01.	Entry into a Material Definitive Agreement.

Share Exchange Agreement

On February 16, 2021, Madison Technologies Inc., a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Sovryn Holdings, Inc. (“Sovryn”) and the holders (the “Sovryn Shareholders”) of Sovryn’s issued and outstanding shares of common stock, par value $0.0001 per share (“Sovryn Common Shares”), pursuant to which the Shareholders exchanged 100% of the outstanding Sovryn Common Shares, for (i) 100 shares of series B preferred stock, par value $0.001 per share (“Series B Preferred Stock”), of the Company which was transferred by Jeffrey Canouse, the Company’s controlling shareholder and existing Chief Executive Officer (the “Controlling Shareholder”), to the designee of Sovryn and (ii) 1,000 shares of series E convertible preferred stock, par value $0.001 per share of Sovryn (“Series E Preferred Stock,” and together with Series B Preferred Stock, the “Preferred Exchange Shares,” and the foregoing exchange of Sovryn Common Shares for Preferred Exchange Shares being the “Equity Exchange”).

Upon the effectiveness of an amendment to our Articles of Incorporation to increase the Company’s authorized common stock, par value $0.0001 per share, from 500,000,000 shares to 6,000,000,000 shares, all shares of Series E Preferred Stock issued to the Shareholders shall automatically convert into approximately 2,305,000,000 shares of common stock of the Company (“Shareholder Approval”). The Series E Convertible Preferred Stock votes on an as-converted basis with the common stock prior to their conversion. The Series E Preferred Stock shall represent approximately 59% of the fully-diluted shares of common stock of the Company after the closing of the transactions contemplated by the Securities Purchase Agreement (as defined below).

The foregoing description of the Share Exchange Agreement and Series E Preferred Stock does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020.

Share Transfer Agreement

Immediately prior to the closing of, and as a condition to, the Share Exchange Agreement, the Company entered into a Share Transfer Agreement (the “Share Transfer Agreement”), pursuant to which the Controlling Shareholder transferred all of the shares of Series B Preferred Stock held by him to an entity controlled by Philip Falcone, the Company’s new chief executive officer. The Series B Preferred Stock entitles the holder thereof to majority voting control of the Company by virtue of the 51% super voting rights attributed to the holder of the Series B Preferred Stock. The Controlling Shareholder owned all 100 Shares of Series B Preferred Stock, entitling him to 51% of the aggregate votes taken by shareholders of any class on all matters being voted upon.

The foregoing description of the Share Transfer Agreement with the Controlling Shareholder does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020.

Exchange Agreements with Holders of Convertible Notes and Series A Convertible Preferred Stock

Immediately prior to the closing of the Share Exchange Agreement, we entered into Exchange Agreements (the “Convertible Note Exchange Agreements”) with the holders of our outstanding convertible promissory notes (the “Convertible Notes”). Pursuant to Convertible Note Exchange Agreements, the holders of the Convertible Notes were issued, in exchange for their Convertible Notes, a total of 230,000 shares of our newly-designated Series D Convertible Preferred Stock. Our new Series D Convertible Preferred Stock is convertible into common stock at a ratio of 1,000 shares of common stock for each share of preferred stock held. Immediately prior to the closing of the Share Exchange Agreement, we entered into Exchange Agreements (the “Preferred Stock Exchange Agreements” and together with the Convertible Note Exchange Agreements, the “Exchange Agreements”) with the holders of our outstanding series A convertible preferred stock (the “Series A Preferred Stock”). Pursuant to the Preferred Stock Exchange Agreements, the holders of the Series A Convertible Preferred Stock were issued, in exchange for their Series A Preferred Stock, options to purchase a majority of the outstanding shares of common stock of a newly to be formed wholly owned subsidiary of the Company to be called CZJ License, Inc.

The foregoing description of the Exchange Agreements and the Series D Convertible Preferred Stock does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020.

Secured Note Financing

On February 17, 2021, we entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “Investors”) pursuant to which we pursuant to which it issued convertible notes in an aggregate principal amount of $16.5 million for an aggregate purchase price of $15 million (collectively, the “Notes”). In connection with the issuance of the Notes, we issued to the Investors warrants to purchase an aggregate of 192,073,017 shares of Common Stock (collectively, the “Warrants”) and 1,000 shares of series F convertible preferred stock (the “Series F Preferred Stock”).

The Notes each have a term of thirty-six months and mature on February 17, 2023, unless earlier converted. The Notes accrue interest at a rate of 11% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. Interest is payable in cash on a quarterly basis beginning on March 31, 2021. Notwithstanding the above, at the Company’s election, any interest payable on an applicable payment date may be paid in registered Common Stock of the Company (rather than cash) in an amount equal (A) the amount of the interest payment due on such date, divided by (B) an amount equal to 80% of the average VWAP of the Common Stock for the five (5) days immediately preceding the date of conversion.

The Notes are convertible at any time, at the holder’s option, into shares of our common stock equal to the lesser of: (i) the amount determined by dividing (A) $50,000,000, by (B) the total number of shares of preferred stock, Common Stock and Common Stock Equivalents outstanding on such Conversion Date (assuming full conversion or exercise of all then issued and outstanding securities of the Company that are exercisable for or convertible into such equity securities of the Company) and (ii) $1.00, subject to adjustment herein (the “Conversion Price”), subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect. Notwithstanding the foregoing, at any time during the continuance of any Event of Default, the Conversion Price in effect shall be equal to 75% of the average VWAP of the Common Stock for the five (5) Trading Days on the Trading Market immediately preceding the date of conversion (the Alternative Conversion Price”); provided, however, that the Alternate Conversion Price may not exceed $0.015 per share, as adjusted pursuant to the terms of the Notes. The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect. The Notes may not be redeemed by the Company.

Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price to (i) 125%, times (ii) the amount determined by dividing (A) $50,000,000, by (B) the total number of shares of preferred stock, Common Stock and Common Stock Equivalents outstanding on such Conversion Date (assuming full conversion or exercise of all then issued and outstanding securities of the Company that are exercisable for or convertible into such equity securities of the Company), subject to adjustment herein, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The exercise price is also subject to adjustment due to certain events, including stock dividends, stock splits and recapitalizations.

The Series F Preferred Stock have no voting rights and shall convert into 4.9% of our issued and outstanding shares of common stock on a fully-diluted basis upon Shareholder Approval.

Each of the Investors have contractually agreed to restrict their ability to exercise the Warrants and convert the Notes such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 9.99% of the Company’s then issued and outstanding shares of common stock.

The Company is obligated to file a registration statement registering the resale of shares of (i) the Common Stock issuable upon conversion of the Notes, (ii) the Common Stock issuable upon exercise of the Warrants, and (iii) the shares of common stock issuable upon conversion of the Series F Preferred Stock. If the registration statement is not filed within 90 days from the final closing, or declared effective within 270 days thereafter, then, in addition to any other rights the Holders may have hereunder or under applicable law, the Company shall pay to the Holders an amount in cash, as partial liquidated damages and not as a penalty, their pro rata portion of $50,000, on the Effective Date and on every thirtieth (30th) day (prorated for periods totalling less than thirty days) thereafter until the Initial Registration Statement is deemed effective, and the obligations may be deemed to be in default.

The full principal amount of the Debentures are due upon a default under the terms of the Debentures. The Notes are senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company and Sovryn. The Company’s obligations under the Notes are guaranteed by Sovryn. In addition, the Company, the Shareholders and the Investors entered into a limited guaranty pledge agreement pursuant to which the Notes are secured by the securities received by the Shareholders in the Company. In addition, the Shareholders and the Investors entered into a limited guaranty agreement pursuant to which the Shareholder provided a limited guaranty on, among other things, the Option Fee and the Escrow Fee. The limited guaranty agreement shall terminate upon the closing of the Asset Purchase Agreement.

As of the date hereof, the Company is obligated on $16,500,000 face amount of Notes issued to the Investors. The Debentures are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The Series A Preferred Stock sold was not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors in such securities are each an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing description of the Purchase Agreement, the Notes, the Warrants and the Series F Preferred Stock does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020. .

Asset Purchase Agreement

On February 17, 2021, Sovryn, entered into an asset purchase agreement (the “Asset Purchase Agreement”) with with NRJ TV II CA OPCO, LLC, a Delaware limited liability company (“OpCo”) and NRJ TV III CA License Co., LLC, a Delaware limited liability company (together with OpCo, “Sellers”). Upon the terms and subject to the satisfaction of the conditions described in the Asset Purchase Agreement, Sovryn will acquire the licenses and Federal Communications Commission (“FCC”) authorizations to the KNET-CD and KNLA-CD Class A television stations owned by the Sellers (the “Acquired Stations”), certain tangible personal property, real property, contracts, intangible property, files, claims and prepaid items together with certain assumed liablities in connection with the Acquired Stations (the “Asset Sale Transaction”). As consideration for the Asset Sale Transaction, Sovryn has agreed to pay the Sellers $10,000,000, $2,000,000 of which was paid to Sellers upon execution of the Asset Purchase Agreement, as follows: (i) an escrow deposit of $1,000,000 to be held in escrow pursuant to the terms of an escrow agreement entered into between Sovryn and the Sellers (the “Escrow Fee”) and (ii) a non-refundable option fee of $1,000,000 (the “Option Fee”).

The closing of the Asset Sale Transaction (the “Closing”) is subject to, among other things, consent by the FCC to the assignment of the FCC authorizations pertaining to the Acquired Stations, from Sellers to Sovryn (the “FCC Consent”). The Closing shall occur no more than five (5) business days following the later to occur of (i) the date on which the FCC Consent has been granted and (ii) the other conditions to the Closing set forth in the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary representations, warranties and covenants made by Sovryn and the Sellers, including, among other things, Seller’s conduct of the business between the date of signing of the Asset Purchase Agreement and the closing of the transaction.

The Asset Purchase Agreement contains certain termination rights for both Sovryn and the Sellers In connection with the termination of the Asset Purchase Agreement under specified circumstances, Sellers may not be obligated to return either the Escrow Fee and/or the Option Fee.

The Asset Purchase Agreement (and the foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby) has been included to provide investors and shareholders with information regarding the terms of the Asset Purchase Agreement and the transactions contemplated thereby. It is not intended to provide any other factual information about the Company or Sovryn. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only as of specified dates for the purposes of the Asset Purchase Agreement, were solely for the benefit of the parties to the Asset Purchase Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Asset Purchase Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC. Investors and shareholders are not third-party beneficiaries under the Asset Purchase Agreement. Accordingly, investors and shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

The foregoing description of the Asset Purchase Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information concerning the Company’s issuance of the Notes pursuant to the Purchase Agreement set forth in Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Information concerning the Company’s issuance of (i) Series D Preferred Stock pursuant to the Exchange Agreements as set forth in Item 1.01 above, (ii) Series E Preferred Stock pursuant to the Share Exchange Agreement as set forth in Item 1.01 above and (ii) Notes, Warrants and Series F Preferred Stock pursuant to the Purchase Agreement as set forth in Item 1.01 above, is hereby incorporated into this Item 3.02 by reference.

The securities issued and sold is this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 3(a)(9) or Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Investors are an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.01.	Changes in Control of Registrant.

As result of the issuance of the transfer of the Series B Preferred Stock and the issuance of the shares of Series E Preferred Stock pursuant to the Share Exchange Agreement, a change in control of the Company occurred on February 16, 2021. Under the terms of the Share Exchange Agreement, Sovryn has appointed two (2) members of the Board of Directors of the Company as discussed in Item 5.02 below. The appointment of these members is subject to compliance with Rule 14f-1 under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the closing of the Asset Purchase Agreement, the Board of Directors of the Company appointed the Chief Executive Officer of Sovryn, Phil Falcone, to serve as the Company’s new Chief Executive Officer and member of the Board of Directors, Henry Turner shall be appointed as Chief Technology Officer and Chief Operating Officer of the Company, and Warren Zenna as a member of the Board of Directors of the Company, subject to compliance with Rule 14f-1 under the Exchange Act. In addition, Jeffrey Canouse, resigned from his position as Chief Executive Officer of the Company, effective immediately, was appointed Chief Compliance Officer and Secretary of the Company and will continue to serve the Company as a member of the Board of Directors. Effective ten (10) days after mailing to shareholders of a Schedule 14f-1 regarding the proposed changes in the Company’s Board of Directors, Jeffrey Canouse will resign as a director of the Company and Warren Zenna will become a director of the Company.

Neither Mr. Falcone, Mr. Turner nor Mr. Zenna have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. There is no understanding or arrangement between either Mr. Falcone, Mr. Turner or Mr. Zenna and any other person pursuant to which Mr. Falcone, Mr. Turner or Mr. Zenna was selected as an executive officer or director. There are no transactions in which Mr. Falcone, Mr. Turner or Mr. Zenna has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Falcone is the Chief Investment Officer and Chief Executive Officer of Harbinger Capital, and is the Chief Investment Officer of other Harbinger Capital-affiliated funds. Mr. Falcone co-founded the funds affiliated with Harbinger Capital in 2001.Mr. Falcone served as a director of HC2 Holdings, Inc. (NYSE: HCHC), a diversified holding company (“HC2”), from January 2014 until July 2020, as President and CEO of HC2 from May 2014 to June 2020 and as Chairman of the Board of HC2 from May 2014 until April 2020. Mr. Falcone served as a director, Chairman of the Board and Chief Executive Officer of HRG Group, Inc. (f/k/a Harbinger Group Inc., “HRG”) from July 2009 to November 2014. From July 2009 to July 2011, Mr. Falcone also served as the President of HRG. Mr. Falcone has over two decades of experience in leveraged finance, distressed debt and special situations. Prior to joining the predecessor of Harbinger Capital, Mr. Falcone served as Head of High Yield trading for Barclays Capital. From 1998 to 2000, he managed the Barclays High Yield and Distressed trading operations. Mr. Falcone held a similar position with Gleacher Natwest, Inc., from 1997 to 1998. Mr. Falcone began his career in 1985, trading high yield and distressed securities at Kidder, Peabody & Co. Mr. Falcone served as a member of the board of directors of Inseego Corp. (NASDAQ: INSG), a provider of intelligent wireless solutions for the worldwide mobile communications market from 1994 through August 2018, as its Chairman of the Board from May 2017 through August 2018, and as a member of its Audit Committee from June 2017 through August 2018. Mr. Falcone received an A.B. in Economics from Harvard University.

Mr. Turner is a broadcast engineer and operations specialist with over 35 years of experience in the industry in many capacities including construction, maintenance and operation of broadcast stations. Most recently Mr. Turner was the COO and director of engineering at Hc2 Broadcasting, prior to that he was the director of engineering at Dallas based Daystar Television Network. Mr Turner is a graduate of the Texas A&M University system.

Mr. Zenna, is the founder of Zenna Consulting Group a strategic advisory that develops and executes marketing strategies for B2B tech firms. Mr Zenna is currently a revenue and marketing consultant for companies looking for insights into developing sales, marketing and business growth strategies, he current clients include Equinox, DailyPay, EngageDBR, Semcasting and AdvancedContextual.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company has determined that the acquisition of Sovryn Holdings, Inc. does not constitute the acquisition of a business in accordance with the guidance set forth in Section 11-01(d) of Regulation S-X and therefore financial statements and unaudited combined pro forma financial statements are not required under Regulation S-X.

(b) Pro Forma Financial Information.

The Company has determined that the acquisition of Sovryn Holdings, Inc. does not constitute the acquisition of a business in accordance with the guidance set forth in Section 11-01(d) of Regulation S-X and therefore financial statements and unaudited combined pro forma financial statements are not required under Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON TECHNOLOGIES INC.

Dated: June 16, 2021	/s/ Philip Falcone
Philip Falcone
Chief Executive Officer